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                                                                    EXHIBIT 99.2

                                STARSEED, INC.
                            STOCK OPTION AGREEMENT

                                  WITNESSETH:
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                                   RECITALS

          A. The Board has adopted the Plan for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board and consultants and other independent contractors who contribute to the financial success of the Corporation.

          B. Optionee is an individual who is to render valuable services to the Corporation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

          C. Capitalized terms used in this Agreement shall, unless the context clearly indicates otherwise, have the meaning assigned to such terms in Paragraph 19 of this Agreement.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   GRANT OF OPTION.  Subject to and upon the terms and conditions
               ---------------
set forth in this Agreement, the Corporation hereby grants to Optionee, as of the Grant Date, a stock option to purchase up to that number of Option Shares as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option term at the Option Price per share specified in the Grant Notice.

          2.   OPTION TERM.  This Option shall expire at the close of business
               -----------
on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Paragraphs 5 or 6 hereof; Provided, in no event shall this Option have a maximum term in excess of ten (10) years measured from the Grant Date,.

          3.   OPTION NONTRANSFERABLE; EXCEPTION. This Option shall be neither
               ---------------------------------
transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following the Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

          4.   DATES OF EXERCISE.  This Option may not be exercised in whole or
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in part at any time prior to the time the Plan is approved by the Corporation's shareholders in accordance with Paragraph 18. As the Option becomes exercisable in one or more installments, the installments shall accumulate and the Option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the Option term under Paragraph 5 or Paragraph 6 of this Agreement.

          5.   ACCELERATED TERMINATION OF OPTION TERM.  Should Optionee cease to
               --------------------------------------
remain in Service while this Option is outstanding, then the period for exercising this Option
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shall be reduced to a thirty-six (36) month period commencing with the date of such cessation of Service, but in no event shall this Option be exercisable at any time after the Expiration Date. This Option may be exercised for any or all of the Option Shares in which the Optionee, at the time of cessation of Service, is vested in accordance with the exercise/vesting provisions specified in the Grant Notice. Upon the expiration of such thirty-six (36) month period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding. This Option shall immediately terminate upon the Optionee's cessation of Service if the Optionee is not vested in any of the Option Shares (in accordance with the exercise/vesting in the Grant Notice) at the time of termination.

          6.   CORPORATE TRANSACTION.
               ---------------------

          (a) This Option shall terminate upon the consummation of any Corporate Transaction, unless expressly assumed by the successor corporation or parent thereof.

          (b) In connection with any such Corporate Transaction, the Plan Administrator may, at its sole discretion, (i) accelerate this Option so that this Option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to all of the Option Shares and may be exercised for all or any portion of such shares, (ii) arrange for this Option either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (iii) arrange for this Option to be replaced by a comparable cash incentive program of the successor corporation based on the option spread (the amount by which the Fair Market Value of the shares of Common Stock at the time subject to the Option exceeds the Option Price payable for such shares) or (iv) take none of the actions described in clauses (i), (ii) or (iii) above and allow this Option to terminate as provided in Paragraph 6(a) above. The determination of comparability under clauses (ii) and (iii) above shall be made by the Plan Administrator, and its determination shall be final and conclusive.

          (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   ADJUSTMENT IN OPTION SHARES.
               ---------------------------

          (a) In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange or conversion of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this Option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          (b) If this Option is to be assumed or is otherwise to remain outstanding after the Corporate Transaction, then this Option shall be appropriately adjusted to apply and pertain to the number and class of securities that would have been issuable to the Optionee in the consummation of such Corporation Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option

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Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

          8.   PRIVILEGE OF STOCK OWNERSHIP. The holder of this Option shall not
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have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

          9.   MANNER OF EXERCISING OPTION.
               ---------------------------

          (a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

          (1) Execute and deliver to the Secretary of the Corporation the Purchase Agreement;

          (2) Pay the aggregate Option Price for the purchased shares either by full payment in cash or check, or any other form approved by the Plan Administrator at the time of exercise in accordance with the provisions of Paragraph 15.1

          (3) Furnish to the Corporation appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

          (b) Should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), at the time the Option is exercised, then the Option Price may also be paid as follows:

          (1) in shares of the Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

          (2) through a special sale and remittance procedure pursuant to which the Optionee (i) is to provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds, an amount sufficient to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and (ii) concurrently provides written directives to the Corporation to deliver the certificates for the purchased shares directly to such broker-dealer in order to effect the sale transaction.

          (c) Except to the extent the special sale and remittance procedure is utilized to exercise this Option, payment of the Option Price must accompany the delivery of the Purchase Agreement. As soon after such payment is practical, the Corporation shall mail or deliver to Optionee (or to the other person or persons exercising this Option) a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

          (d) In no event may this Option be exercised for any fractional shares.

          10. RIGHTS OF FIRST REFUSAL/REPURCHASE RIGHTS. THE OPTIONEE HEREBY
              -----------------------------------------
 AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL OF THE CORPORATION AND ITS ASSIGNS IN CONNECTION WITH ANY PROPOSED TRANSFER OF ANY SUCH SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE 1998 STOCK OPTION/STOCK ISSUANCE PLAN. ADDITIONALLY, THE GRANT NOTICE MAY GRANT THE CORPORATION THE RIGHT TO REPURCHASE ANY SHARES ACQUIRED UNDER THIS
 OPTION, WHICH RIGHT SHALL LAPSE OVER TIME BASED UPON THE OPTIONEE'S LENGTH OF SERVICE TO THE CORPORATION.

          11.  COMPLIANCE WITH LAWS AND REGULATIONS.
               ------------------------------------

          (a) The exercise of this Option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

          (b) In connection with the exercise of this Option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

          12.  SUCCESSORS AND ASSIGNS.  Except to the extent otherwise provided
               ----------------------
in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

          13.  LIABILITY OF CORPORATION. The inability of the Corporation to
               ------------------------
obtain approval from any regulatory body having authority the Corporation deems necessary to the lawful issuance and sale of any Common stock pursuant to this Option shall relieve the Corporation of any liability with respect to the nonissuance of sale of the Common stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          14.  NOTICES.  Any notice required to be given or delivered to the
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Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notices required to be given or

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delivered to the Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the US Mail, postage prepaid and properly addressed to the party to be notified.

          15.  LOANS.  The Plan Administrator may, in its absolute discretion
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and without any obligation to do so, assist the Optionee in the exercise of this
Option by (i) authorizing the extension of a loan to the Optionee from the Corporation or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirement for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

          16.  CONSTRUCTION.  This Agreement and the Option evidenced hereby are
               ------------
made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.

          17.  GOVERNING LAW.  The interpretation, performance, and enforcement
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of this Agreement shall be governed by the laws of the State of Oregon.

          18.  WITHHOLDING OBLIGATIONS AND PAYMENT OF TAXES. Optionee hereby
               --------------------------------------------
agrees to make appropriate arrangements with the Corporation for the satisfaction of all Federal, state or local tax withholding requirements and Federal Social Security employee tax requirements applicable to the exercise of this Option.

          19.  DEFINITIONS.  The following definitions shall apply to the
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respective capitalized terms used herein:

          (a)  Board means the Board of Directors of Starseed, Inc.

          (b)  Code means the Internal Revenue Code of 1986, as amended.

          (c)  Common Stock means the Common Stock of Starseed, Inc.

          (d) Corporation means Starseed, Inc., a Louisiana corporation, and any of its successors.

          (e) Corporate Transaction means one or more of the following transactions:

               (1) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Corporation's incorporation;

               (2) the sale, transfer, or other disposition of all or substantially all of the assets of the Corporation; or

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               (3)  any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to holders different from those who held stock immediately prior to such merger.

          (f)  EXERCISE DATE shall be the date on which the executed Purchase
               -------------
Agreement for one or more Option Shares is delivered to the Corporation in accordance with Paragraph 9 of this Agreement.

          (g)  FAIR MARKET VALUE of a share of Common Stock on any relevant date
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shall be determined in accordance with the following provisions:

               (1) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or if such information is available the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ National Market System or any successor system. If there are no reported bid and asking prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and the lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

               (2) If the Common Stock is at the time listed or admitted to trading on any stock exchange then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               (3) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator otherwise determines that the valuation provisions of subparagraphs (a) and (b) above will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate under the circumstances.

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          (h)  GRANT DATE means the date specified in the Grant Notice as the
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date on which the Option was granted to the Optionee under the Plan.

          (i)  NON-STATUTORY STOCK OPTION means an option not intended to meet
               --------------------------
the statutory requirements of Section 422 of the Code.

          (j)  OPTION SHARES means the total number of shares of Common Stock
               -------------
indicated in the Grant Notice as purchasable under this Option.

          (k)  OPTIONEE means the individual identified in the Grant Notice as
               --------
the person to whom this Option has been granted under the Plan.

          (l)  OPTION PRICE means the exercise price per share to be paid by the
               ------------
Optionee for the exercise of this Option. The Option Price is indicated in the Grant Notice.

          (m)  PARENT corporation means any corporation (other than the
               ------
Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such claim.

          (n)  PLAN means the 1998 Stock Option/Stock Issuance Plan of the
               ----
Corporation, in the form of Exhibit C to the Grant Notice.

          (o)  PLAN ADMINISTRATOR means either the Board or a committee of two
               ------------------
or more Board members, to the extent such committee may at the time be responsible for plan administration.

          (p)  PURCHASE AGREEMENT means the stock purchase agreement, in
               ------------------
substantially the form of Exhibit B to the Grant Notice, which is to be executed in connection with the exercise of this Option for one or more Option Shares.

          (q)  SERVICE means the performance of services for the Corporation or
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any Parent or Subsidiary corporation by an individual in the capacity of an
Employee, a non-employee member of the board of directors or an independent consultant or advisor. Accordingly, the Optionee shall be deemed to remain in Service for so long as such individual renders services to the Corporation or any Parent or Subsidiary corporation on a periodic basis in the capacity of an Employee, a non-employee of the board of directors or an independent consultant or advisor.

          (r)  SUBSIDIARY corporation means each corporation (other than the
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Corporation) in an unbroken chain of corporations beginning with the
Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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